Exhibit 10(iii)(c.1)

EXXONMOBIL SUPPLEMENTAL SAVINGS PLAN

(Including Key Employee Supplemental Savings Plan)

1. Purpose

The purpose of this Plan is to provide a payment of approximately equivalent value from the general assets of Exxon Mobil Corporation (“Corporation”) to a person participating in the ExxonMobil Savings Plan (“Savings Plan”) who, because of the application of United States Internal Revenue Code (“Code”) sections 415 and 401(a)(17) is precluded from receiving employer contributions to the person's Savings Plan account to which the person would otherwise be entitled.

2. Benefits

2.1

Benefit Formula

As to any specific Savings Plan participant the total amount of payment under this Plan is an amount that is in general determined by notionally crediting on a monthly basis the amount of employer contributions that cannot be made to the Savings Plan for that person as a result of application to that person of Code sections 415 and 401(a)(17); except that, for those persons who, as of December 31, 1993, are classified at level 36 and are age 50 and above, only notional employer contributions made after such date are taken into account.  This amount is enhanced in each instance by the Citibank Prime Lending Rate as of the last business day of each calendar quarter, and is then reduced, but not below zero, by the amount, if any, of the actuarial lump-sum value of the amount payable to the participant under the ExxonMobil Key Employee Additional Payments Plan that is not applied as an offset against the participant's benefit under the ExxonMobil Additional Payments Plan or the ExxonMobil Supplemental Pension Plan.  For this purpose, the actuarial lump-sum value shall be determined using the mortality and interest rate assumptions set out in the ExxonMobil Pension Accounts Instrument.

2.2

Calculation Methodology

The exact methodology used in determining such monthly credits and interest thereon will be established from time to time by the Plan Administrator.  General guidelines to be followed are:

(A)

Required Participant Contributions

To the extent determined by those administering this Plan, a person is required to make regular employee contributions to the person's Savings Plan account up to the maximum permitted by the Code to receive credits under this Plan.

(B)

Discretionary Employee Contributions

Prior to July 1, 2002, a person may not enhance the amounts credited under this Plan by making discretionary employee contributions to the person's Savings Plan account.

(C)

Additional Contributions under Stock Match Account

No amount is credited under this Plan because of a person's inability to obtain the enhanced portion of the employer match for employer matches directed to the Stock Match Account in the Savings Plan.

3. Payment of Benefits

Payment of the benefit determined under article 2 above shall be made in a lump sum as soon as practicable following the latest of the following times:

(A)

the person’s termination of employment or retirement from ExxonMobil;

(B)

in the case of a person who, immediately prior to his or her termination or retirement, has a Classification Level of 37 or above (“Key Employee”), the six-month anniversary of the person’s termination of employment or retirement; or

(C)

In the case of a participant whose Savings Plan account is transferred to a savings plan sponsored by Infineum USA Inc. or any of its affiliates ("Infineum"), the participant’s termination of employment from Infineum.

4. Payment Upon Death

4.1

In General

If a person dies before his benefit under this Plan is distributed to him, then such benefit shall be distributed as soon as practicable after death to the person’s beneficiary determined under section 4.2 below.

4.2

Designation of Beneficiaries

(A)

In General

A person entitled to receive a payment under this Plan may name one or more designated beneficiaries to receive such payment in the event of the person's death.  Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish.  Spousal consent to any designation is not required.

(B)

Default Beneficiaries

(1)

In General

If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(a)

spouse;

(b)

children who survive the participant or who die before the participant leaving children of their own who survive the participant;

(c)

parents;

(d)

brothers and sisters who survive the participant or who die before the participant leaving children of their own who survive the participant.

If there are no members of any class of such beneficiaries, payment is made to the deceased’s executors or administrators.

(2)

Allocation among Default Beneficiaries

If the same class of beneficiaries under paragraph (1) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided.  In class (b), where a child dies before the participant leaving children who survive the participant, such child's share is subdivided equally among those children.  In class (d), where a brother or sister dies before the participant leaving children who survive the participant, such brother or sister's share is subdivided equally among those children.

(3)

Definitions

For purposes of this Section 4.2, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister" means another child of either or both of one's parents.

5. Miscellaneous

5.1

Administration of Plan

The Plan Administrator shall be the Manager, Compensation, Benefit Plans and Policies, Human Resources Department, Exxon Mobil Corporation.  The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.

5.2

Nature of Payments

Payments provided under this Plan are considered general obligations of the Corporation.

5.3

Assignment or Alienation

Except as provided in section 5.5 below, payments provided under this Plan may not be assigned or otherwise alienated or pledged.

5.4

Amendment or Termination

The Corporation reserves the right to amend or terminate this plan, in whole or in part, including the right at any time to reduce or eliminate any accrued benefits hereunder and to alter or amend the benefit formula set out herein.

5.5

Forfeiture of Benefits

No person shall be entitled to receive payments under this Plan and any payments received under this Plan shall be forfeited and returned if it is determined by the Corporation in its sole discretion, acting through its chief executive or such person or committee as the chief executive may designate, that a person otherwise entitled to a payment under this Plan or who has commenced receiving payments under this Plan:

(A)

engaged in gross misconduct harmful to the Corporation,

(B)

committed a criminal violation harmful to the Corporation,

(C)

had concealed actions described in paragraph (A) or (B) above which would have brought about termination from employment thereby making the person ineligible for benefits under this Plan,

(D)

separated from service prior to attaining age 65 without having received from the Corporation or its delegatee prior written approval for such termination, given in the sole discretion of the Corporation or its delegatee and in the context of recognition that benefits under this Plan would not be forfeited upon such termination, or

(E)

had been terminated for cause.

EXXONMOBIL KEY EMPLOYEE SUPPLEMENTAL SAVINGS PLAN

K1. Purpose

This Plan provides a payment from the general assets of Exxon Mobil Corporation (“Corporation”) to a person who, as of December 31, 1993,

(A)

was classified at level 36 or above,

(B)

was age 50 or above,

(C)

was a participant in the Thrift Plan of Exxon Corporation (“Thrift Plan”), and

(D)

had been precluded from receiving employer contributions to the person's account within the Thrift Plan to which the person would otherwise be entitled, because of the application of United States Internal Revenue Code (“Code”) sections 415 and 401(a)(17).

This plan expresses the Corporation's commitment to make such a payment at the time payment is made to the participant under the ExxonMobil Supplemental Savings Plan, and sets forth the method for doing so.

K2. Benefits

K2.1

Benefit Formula

As to a participant, the total amount of payment under this Plan shall be an amount that has been in general determined by notionally crediting on a monthly basis the amount of employer contributions that could not have been made to the Thrift Plan account of that person as a result of application to that person of Code sections 415 and 401(a)(17) from the date the person otherwise would have been an eligible participant in the Exxon Supplemental Thrift Plan until December 30, 1993. This amount shall be enhanced in each instance by the Citibank Prime Lending Rate as of the last business day of each calendar quarter.  A participant in this Plan shall have a non-forfeitable right to this amount credited as of December 31, 1993 plus all enhancements.

K2.2

Calculation Methodology

The exact methodology for such notional credits and interest thereon shall be determined by the Plan Administrator.

K3. Payment of Benefits

K3.1

Form of Payment

Payments under this Plan are made in the form of a lump sum single payment.

K3.2

Timing of Payment

Payment shall be made under this Plan at the same time as payment is made to the participant under the ExxonMobil Supplemental Savings Plan.

K4. Beneficiaries

K4.1

Designation of Beneficiaries

A person entitled to receive a payment under this Plan may name one or more designees to receive such payment in the event of the person's death.  Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish.  Spousal consent to any designation is not required.

K4.2

Default Beneficiaries

(A)

In General

If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(1)

spouse;

(2)

children who survive the participant or who die before the participant leaving children of their own who survive the participant;

(3)

parents;

(4)

brothers and sisters who survive the participant or who die before the participant leaving children of their own who survive the participant.

If there are no members of any class of such beneficiaries, payment is made to the deceased's executors or administrators.

(B)

Allocation among Default Beneficiaries

If the same class of beneficiaries under paragraph (A) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided.  In class (2), where a child dies before the participant leaving children who survive the participant, such child's share shall be subdivided equally among those children.  In class (4), where a brother or sister dies before the participant leaving children who survive the participant, such brother or sister's share shall be subdivided equally among those children.

(C)

Definitions

For purposes of this Section K4.2, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister" means another child of either or both of one's parents.

K5. Miscellaneous

K5.1

Administration of Plan

The Plan Administrator shall be the Manager, Compensation, Benefit Plans and Policies, Human Resources Department, ExxonMobil Corporation.  The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.

K5.2

Nature of Payments

Payments provided under this Plan shall be considered general obligations of the Corporation.

K5.3

Assignment or Alienation

Payments provided under this Plan may not be assigned or otherwise alienated or pledged.

K5.4

Amendment or Termination

The Corporation may at any time amend or terminate this Plan, in whole or in part, so long as the amendment does not deprive any person of the non-forfeitable right to benefits specifically granted in this Plan.